UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2010

GOLDEN ELEPHANT GLASS
TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

123 Chuangye Road
Haizhou District, Fuxin City,
Liaoning, PRC, 123000
(Address of Principal Executive Offices)

(86) 418-3995066
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K is filed as amendment to the Current Report on Form 8-K filed by Golden Elephant Glass Technology, Inc. (the "Company") on April 28, 2010 is amend certain disclosures in the prior Form 8-K and to include MaloneBailey LLP’s letter to the SEC stating that they agreed with the disclosures made herein as Exhibit 16.1.

This Amendment No. 1 to the Current Report on Form 8-K of the Company has not been updated or modified in any other way and speaks only as of the date of the original filing, April 28, 2010.

Item 4.01	Changes in Registrant's Certifying Accountant

On April 26, 2010, the Company’s auditor, MaloneBailey LLP (the “Former Accountant”) resigned as the Company’s independent accounting firm at the request of the Company . On April 27, 2010, our Board of Directors accepted the Former Accountant’s resignation and appointed Zhonglei Certified Public Accountants Co.,Ltd (the "New Accountant") as our new independent public accounting firm. The decision to appoint the New Accountant as our independent accountant was approved by our Board of Directors on April 27, 2010.

The Former Accountant was appointed as the Company’s independent accounting firm on October 25, 2009. The Former Accountant did not issue any audit report on our financial statements from the appointment date of October 25, 2009 to the resignation date of April 26, 2010.

During our two most recent fiscal years and through the date of this report, we have had no disagreements, other than the one below, with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

On the date of resignation our Former Accountant informed us that in their opinion there exists an audit scope limitation related to the completion of the 2009 audit due to the Company’s inability to provide satisfactory documentary evidence of certain material prior year adjusting journal entries which may have material impact to the financial statements as of and for the year ended December 31, 2009.

The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

New Independent Accountants

Our Board of Directors approved the appointment of Zhonglei as our new independent registered public accounting firm effective as of April 27, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with Zhonglei regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Zhonglei, did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to appoint Zhonglei as our new independent registered public accounting firm.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter May 7, 2010 from MaloneBailey LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

Date: May 7, 2010	/s/ Hong Tan
Hong Tan
Chief Financial Officer